77O.   Transactions effected pursuant to Rule 10f-3


-Affiliated Underwriting Syndicate Transactions (Rule 10f-3)

PIMCO Funds


1. A Fund may purchase securities pursuant to these procedures only if the securities are:
(i)	part of an issue registered under the Securities Act of 1933 as amended,
(the "1933 Act") that is being offered to the public; or
(ii)	municipal securities that have received an investment grade rating from at least one nationally recognized statistical rating organization; or
(iii)	securities sold in a public offering of securities conducted under the laws of a  country other than the United States subject to certain limitations;
or
(iv)	securities sold in an offering of securities offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, or Rule 144A or Rules 501 to 508 under the 1933 Act to persons that the seller believes to include qualified institutional buyers; or
(v)	part of an issue of government securities.

2. The securities must be purchased prior to the end of the first day of the offering, at a price no higher than that paid by other purchasers.

3. The securities must be offered pursuant to a firm commitment underwriting agreement.

4.  The commission, spread or profit received must be reasonable and fair.

5.	If the securities are (a) part of an issue registered under the 1933
Act that is being offered to the public, (b) government securities, or
(c) purchased pursuant to an offering described in number 1 above, the issuer must have been in continuous operation for not less than three years, including the operation of any predecessors.

6.	The amount of securities of any class of an issue to be purchased by a fund, either alone or together with any other SEC registered accounts advised by the adviser or a subadviser to a fund, and any other account with respect to which the adviser or a subadviser to a fund has investment discretion if the adviser or subadviser exercises such investment discretion with respect to the purchase may not exceed:
(i)	if the offering is one described in number 1 (i),(ii), (iii) or (v)
above, 25% of the principal amount of the offering of such class; or
(ii)	if the offering is one described in number 1 (iv) above, 25% of the total of (A) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate of qualified institutional buyers plus (B) the principal amount of the offering of such class in any concurrent public offering.

7.	The security may not be purchased from an officer, trustee/director, member of an advisory board, investment adviser or employee of the investment company or from a firm of which any of the foregoing is an affiliate.

8.	For purposes of determining compliance, a Trust may reasonably rely on written statements made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which a Trust purchases the securities in question.


Fund
Description
Trade Date
Broker
Other Syndicate Members
% of Issuance
Purchased Price


PIMCO Funds (2nd Quarter 2006 10f-3)

PIMCO Total Return Fund
VIACOM INC 144A W/RRTS
4/5/2006
JP Morgan Chase Bank
Banc of America Securities LLC
Citigroup
JP Morgan
ABN Amro
Daiwa Securities America Inc.
Deutsche Bank Securities Inc.
Dresdner Kleinwort Wasserstein/New
Mizuho Securities USA Inc.
RBS Securities Corp
Societe Generale
Tokyo-Mitsubishi Securities Co Ltd.
Wachovia Securities Inc.
2.16%
99.396

PIMCO StocksPLUS TR Short Strategy Fund
VIACOM INC 144A W/RRTS
4/5/2006
JP Morgan Chase Bank
Banc of America Securities LLC
Citigroup
JP Morgan
ABN Amro
Daiwa Securities America Inc.
Deutsche Bank Securities Inc.
Dresdner Kleinwort Wasserstein/New
Mizuho Securities USA Inc.
RBS Securities Corp
Societe Generale
Tokyo-Mitsubishi Securities Co Ltd.
Wachovia Securities Inc.
0.00%
99.396

PIMCO Fundamental IndexPLUS TR Fund
VIACOM INC 144A W/RRTS
4/5/2006
JP Morgan Chase Bank
Banc of America Securities LLC
Citigroup
JP Morgan
ABN Amro
Daiwa Securities America Inc.
Deutsche Bank Securities Inc.
Dresdner Kleinwort Wasserstein/New
Mizuho Securities USA Inc.
RBS Securities Corp
Societe Generale
Tokyo-Mitsubishi Securities Co Ltd.
Wachovia Securities Inc.
0.01%
99.396

PIMCO Total Return Fund II
VIACOM INC 144A W/RRTS
4/5/2006
JP Morgan Chase Bank
Banc of America Securities LLC
Citigroup
JP Morgan
ABN Amro
Daiwa Securities America Inc.
Deutsche Bank Securities Inc.
Dresdner Kleinwort Wasserstein/New
Mizuho Securities USA Inc.
RBS Securities Corp
Societe Generale
Tokyo-Mitsubishi Securities Co Ltd.
Wachovia Securities Inc.
0.04%
99.396

PAPS Investment Grade Corporate Portfolio
VIACOM INC 144A W/RRTS
4/5/2006
Citigroup Global Markets, Inc.
Banc of America Securities LLC
Citigroup
JP Morgan
ABN Amro
Daiwa Securities America Inc.
Deutsche Bank Securities Inc.
Dresdner Kleinwort Wasserstein/New
Mizuho Securities USA Inc.
RBS Securities Corp
Societe Generale
Tokyo-Mitsubishi Securities Co Ltd.
Wachovia Securities Inc.
1.14%
99.003